UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest date reported):  September 17, 2007

ISONICS CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 17, 2007, we received two letters from the Nasdaq Stock Market (“Nasdaq”) advising us that we failed to meet certain requirements for continued listing.

The first letter from Nasdaq advised us that, based on our Form 10-Q for the three months ended July 31, 2007, we failed to meet the requirements for continued listing found in Marketplace Rule 4310(c)(3), which requires that, for continued listing on Nasdaq, we maintain any one of the following:

(i)	stockholders’ equity of $2.5 million;
(ii)	market value of listed securities of $35 million; or
(iii)	net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The letter went on to state that Nasdaq is reviewing our eligibility for continued listing on the Nasdaq Capital Market and has requested that we provide by October 2, 2007, our plan to achieve and sustain compliance with all the Nasdaq Capital Market listing requirements.  If at the conclusion of the review process it is determined that our plan does not adequately address the issues noted, we most likely will be delisted from Nasdaq, although we would have the right to appeal Nasdaq’s decision to a Nasdaq Listing Qualifications Panel.  Due to our current financial condition as disclosed in our Form 10-Q for the three months ended July 31, 2007, we can offer no assurance (and, in fact, it may be less likely than not) that we will be able to provide to Nasdaq a plan which indicates our ability to both meet and sustain compliance with all listing requirements.

The second letter from Nasdaq advised us that the minimum bid price of our common stock had closed below $1.00 per share for the previous 30 consecutive business days, and, as a result, did not comply with Marketplace Rule 4310(c)(4) (the “Rule”).  Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), we have been provided 180 calendar days, or until March 17, 2008, to regain compliance with the Rule (which consists of the bid price of our common stock closing at $1.00 per share or more or a minimum of 10 consecutive business days).  If we are delisted from Nasdaq because of our failure to meet the requirements of Marketplace Rule 4310(c)(3) (discussed above), the requirements of this letter become moot.  If we remain listed on Nasdaq for the 180 day curative period and still fail to obtain compliance with the $1.00 minimum bid price as of March 17, 2008, we will be granted an additional 180 calendar days to obtain compliance as long as we meet the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement.  If we are not eligible for the additional compliance period, we may be delisted by Nasdaq at that time.

On September 21, 2007 and in accordance with Marketplace Rule 4803(a), we issued a press release regarding the letters received from Nasdaq, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(d)	Exhibits

	99.1	Press release dated September 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of September 2007.

Isonics Corporation

By:	/s/ John Sakys
John Sakys
President